Exhibit 99.1
Xos, Inc. Reports First Quarter 2022 Results
LOS ANGELES, CA – May 5, 2022 – Xos, Inc. (NASDAQ: XOS), a leading manufacturer of 100% battery-electric Class 5 to Class 8 commercial vehicles, today reported financial results for the quarter ended March 31, 2022.
Key Financial and Business Highlights:
•Revenue for the three months ended March 31, 2022 was $7.0 million.
•Net loss was $21.2 million and loss from operations was $23.5 million for the three months ended March 31, 2022; Non-GAAP operating loss for the quarter was $20.8 million.
•Deliveries to name brand customers, including UniFirst, FedEx Ground Operators, and Loomis during first quarter 2022.
•Cash, cash equivalents and available-for-sale debt securities of $129.7 million as of March 31, 2022.
•Delivered 56 units to customers in the quarter.
“At Xos, we are focused on delivering for our customers. Our strong sequential increases in revenue and unit deliveries over the quarter is testament to our teamwork and resolve in the face of continued supply chain disruptions,” said Dakota Semler, Xos’ Chief Executive Officer and Co-Founder. “We are excited to expand deliveries further in 2022 as we advance relationships with existing clients and establish new relationships with notable customers in key growth segments in the last-mile market,” continued Mr. Semler.
Xos previously announced Xos Fleet Week, a weeklong event commencing on Tuesday, May 10, 2022. The event features a new product announcement and vehicle demonstrations. “We are excited to kick off Xos Fleet Week and showcase our growing product portfolio and highlight our development outlook,” said Giordano Sordoni, Xos’ Chief Operating Officer and Co-Founder. “Our hardware and software technologies are tailor-made for the last-mile commercial market and enable customer success.”
First Quarter 2022 Milestones and Accomplishments
Agreements with key customers and distributors, including:
•A strategic dealership agreement with Murphy-Hoffman Company (“MHC”), one of the largest U.S. dealership networks, to enhance Xos’ customer experience by establishing sales and service support for vehicles across six states. MHC service centers will keep replacement part inventory on hand to optimize fleet preparedness and maximize uptime.
•Acceleration in our sales cycle quarter on quarter. Over the first quarter we received over 350 purchase orders from a range of customers and use cases.
•Delivery of 15 vehicles to five different FedEx Ground operators across Southern California. Current outstanding purchase orders from FedEx Ground Operators now totals over 550.
Xos Fleet Week
In connection with the company’s participation at ACT Expo, Xos will host Xos Fleet Week, a weeklong event headlined by a premier product reveal party. vehicle ride-and-drives, HQ facility tours, and executive keynote presentations.
The main product reveal party will be held on the evening of Tuesday, May 10 in Long Beach, California. To receive more information for the event, please register at http://19933348.hs-sites.com/xos-fleet-week to join the Xos Fleet Week interest list.

Financial Highlights and Business Outlook for the Second Quarter of 2022
Kingsley Afemikhe, Xos’ Chief Financial Officer, commented: “We began the year with an expansion in vehicle deliveries and revenue above our outlook for the first quarter. Our improved gross margin amidst continued supply chain disruptions speaks to our deep commercial relationships.”
He continued, “Our existing cash reserves enable us to scale manufacturing, invest in R&D and build working capital. The $125 million Standby Equity Purchase Agreement with an affiliate of Yorkville Advisors Global provides increased financial flexibility. ”
Based on current business conditions, business trends and other factors, the Company is providing the following outlook for the second quarter of 2022:
•Revenues to be in the range of $8 to $11 million,
•Deliveries to be in the range of 70 to 90 units, and
•Non-GAAP operating loss in the range of $23 to $28 million.
The outlook provided above is based on management beliefs and expectations as of the date of this press release. This outlook assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Webcast and Conference Call Information
Company management will host a webcast and conference call on May 5, 2022, at 6:00 p.m. Eastern Time, to discuss the Company's financial results.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.xostrucks.com/.
The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the conference call by dialing 1-844-512-2921 (domestic) or +1-412-317-6671 (international). The conference ID for the live call and pin number for the replay is 10019042. The replay will be available until 11:59 p.m. Eastern Time on May 19, 2022.

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands, except par value)	March 31, 2022 (Unaudited)	December 31, 2021
Assets
Cash and cash equivalents	$11,810	$16,142
Restricted cash	3,034	3,034
Accounts receivable	6,848	3,353
Marketable debt securities, available-for-sale - short-term	89,823	94,696
Inventories, net	40,303	30,883
Prepaid expenses and other current assets	17,570	17,850
Total current assets	169,388	165,958
Marketable debt securities, available-for-sale - long-term	28,063	54,816
Property and equipment, net	10,253	7,426
Operating lease right-of-use assets, net	7,765	—
Other assets	506	506
Total assets	$215,975	$228,706

Liabilities and Stockholders’ Equity
Accounts payable	$7,941	$10,122
Other current liabilities	11,857	5,861
Total current liabilities	19,798	15,983
Earn-out shares liability	26,938	29,240
Common stock warrant liability	7,930	7,496
Other non-current liabilities	7,895	1,594
Total liabilities	62,561	54,313
Commitment and Contingencies
Stockholders’ Equity
Common Stock $0.0001 par value, authorized 1,000,000 shares, 163,253 and 163,137 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	16	16
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	179,884	178,551
Accumulated deficit	(25,279)	(4,093)
Accumulated other comprehensive loss	(1,207)	(381)
Total stockholders’ equity	153,414	174,393
Total liabilities and stockholders’ equity	$215,975	$228,706

Xos, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
and Comprehensive Loss

	Three Months Ended March 31
(in thousands, except per share amounts)	2022	2021
Revenues	$7,031	$793
Cost of goods sold	10,186	672
Gross Margin	(3,155)	121

Operating Expenses
General and administrative	11,322	2,354
Research and development	6,949	2,999
Sales and marketing	2,028	312
Total Operating Expenses	20,299	5,665

Loss from Operations	(23,454)	(5,544)

Other income (expense), net	81	(217)
Change in fair value of derivative instruments	(435)	6,394
Change in fair value of earn-out shares liability	2,624	—
Write off of subscription receivable	—	(379)
Realized loss on debt extinguishment	—	(14,104)
Loss before provision for income taxes	(21,184)	(13,850)
Provision for income taxes	2	—
Net Loss	$(21,186)	$(13,850)

Other comprehensive loss
Marketable debt securities, available-for-sale
Change in net unrealized losses, net of tax of $—, for the three months ended March 31, 2022 and 2021	(826)	—
Total comprehensive loss	$(22,012)	$(13,850)

Net loss per share
Basic	$(0.13)	$(0.19)
Diluted	$(0.13)	$(0.19)
Weighted average shares outstanding
Basic	163,165	72,354
Diluted	163,165	72,354

Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ consolidated financial results. Xos’ non-GAAP financial measures include Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Adjusted EBITDA which are defined below.
“Operating Cash Flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchase of property and equipment.
“Non-GAAP Operating Loss” is defined as operating loss adjusted for stock-based compensation and inventory reserve adjustment.
“Adjusted EBITDA” is defined as net loss before other non-operating expense or income, income tax expense or benefit, and depreciation and amortization, adjusted for stock-based compensation and other non-recurring items determined by management.
Xos believes that the use of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Adjusted EBITDA reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Adjusted EBITDA in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
This release includes forward-looking outlook for Non-GAAP Operating Loss. The Company is not able to provide, without unreasonable effort, a reconciliation of the outlook for Non-GAAP Operating Loss because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) stock-based compensation, (b) total operating expenses and (c) other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond Xos’ control and as a result Xos is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its outlook for the second quarter of 2022.

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Adjusted EBITDA
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended March 31
(in thousands)	2022	2021
Net cash used in operating activities	$(31,304)	$(8,782)
Purchases of property and equipment	(2,998)	(202)
Free-Cash Flow	$(34,302)	$(8,984)
Non-GAAP Operating Loss:

	Three Months Ended March 31
(in thousands)	2022	2021
Loss from operations	$(23,454)	$(5,544)
Stock-based compensation	1,391	2
Inventory reserve adjustment	1,248	—
Non-GAAP Operating Loss	$(20,815)	$(5,542)
Adjusted EBITDA:

	Three Months Ended March 31
(in thousands)	2022	2021
Net loss	$(21,186)	$(13,850)
Other income (expense), net	(81)	217
Depreciation	268	89
Provision for income taxes	2	—
EBITDA	$(20,997)	$(13,544)
Change in fair value of derivative instruments	435	(6,394)
Change in fair value of earn-out shares liability	(2,624)	—
Stock-based compensation	1,391	2
Adjusted EBITDA	$(21,795)	$(19,936)

About Xos, Inc.
Xos is a leading original equipment manufacturer of Class 5 through Class 8 commercial electric vehicles and powertrains and provides charging infrastructure and fleet management software for fleets. The company’s primary focus is on medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes of 200 miles or less per day. The company leverages its proprietary technologies to provide commercial fleets with zero-emission vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for the second quarter of 2022 and sequential quarterly growth during 2022, expectations and timing related to manufacturing quality and production yields, sufficiency of existing cash reserves, customer acquisition and order metrics, and Xos, Inc.’s (“Xos”) long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry and (xi) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022 and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com